UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of Principal Executive Offices and Zip Code)

(832) 765-3010

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 6, 2025, Phillips 66 Company, a Delaware corporation (“P66”) and a wholly owned subsidiary of Phillips 66, a Delaware corporation (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with SCM EPIC, LLC, a Delaware limited liability company (“SCM EPIC”), Dos Rios Y-Grade Holdings LLC, a Delaware limited liability company (“Dos Rios”), and EPIC Y-Grade Holdings, LP, a Delaware limited partnership (“Y-Grade Holdings”, and together with SCM EPIC and Dos Rios, collectively, the “Sellers”). Pursuant to the Purchase Agreement, P66 agreed to purchase from the Sellers all of the issued and outstanding equity interests in each of EPIC Y-Grade GP, LLC, a Delaware limited liability company (“Y-Grade GP”), and EPIC Y-Grade, LP, a Delaware limited partnership (“Y-Grade LP” and, together with Y-Grade GP and their respective subsidiaries, the “Target Companies”), which own various long haul natural gas liquids pipelines, fractionation facilities and distribution systems, for a base purchase price of $2.2 billion in cash (the “Transaction”). The base purchase price is subject to customary adjustments related to cash, indebtedness, working capital and transaction expenses of the Target Companies, as well as an adjustment based on the amount by which capital expenditures for certain pipeline expansion work exceed or fall short of the amount funded by P66 for such expenditures. P66 expects to fund the Transaction with cash on hand, including from the proceeds of recently announced asset dispositions, and short-term debt, if necessary.

The completion of the Transaction is subject to satisfaction or waiver of certain customary mutual closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The Purchase Agreement contains customary representations and warranties of P66, the Sellers, and the Target Companies, subject to customary materiality qualifiers as described in further detail in the Purchase Agreement.

The Purchase Agreement contains customary termination rights for each of P66 and the Sellers, including, among others, (a) by P66 or Y-Grade Holdings if the consummation of the Transaction does not occur on or before April 6, 2026 (subject to an automatic extension to July 6, 2026 under certain circumstances relating to the failure to receive regulatory approvals or the existence of antitrust-related laws or orders preventing closing), (b) by P66 or Y-Grade Holdings if any final and non-appealable order or law is in effect enjoining or preventing the consummation of the Transaction or making the consummation of the Transaction illegal, (c) by P66 or Y-Grade Holdings if the other party has breached its representations or warranties or failed to perform its covenants in a way that prevents satisfaction of a closing condition (subject to a cure period), or (d) by Y-Grade Holdings if, among other things, all conditions to closing have been satisfied or waived (except for those conditions that by their nature are to be satisfied at closing), Y-Grade Holdings has confirmed in writing that the Sellers are ready, willing and able to consummate the Transaction and P66 fails to consummate the Transaction within five business days of receipt of such notice.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, P66, any of the Sellers, or the Target Companies. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the registrant, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “could,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this Current Report on Form 8-K are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: the company’s ability to consummate the announced transaction; potential delays in consummating the announced transaction, including as a result of regulatory approvals; that the regulatory approvals required for the announced transaction may not be obtained on the terms expected or on the anticipated schedule or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement relating to the announced transaction; the possibility that the Company may not fully realize the expected benefits of the announced transaction; changes in the anticipated timing for closing the announced transaction; the risk that any announcements relating to the announced transaction could have adverse effects on the market price of the Company’s common stock; the risk of any unexpected costs or expenses resulting from the announced transaction; the risk of litigation and/or regulatory actions related to the announced transaction; changes in governmental policies or laws that relate to the company’s operations, including regulations that seek to limit or restrict refining, marketing and midstream operations or regulate profits, pricing, or taxation of the company’s products or feedstocks, or other regulations that restrict feedstock imports or product exports; the company’s ability to timely obtain or maintain permits necessary for projects; fluctuations in NGL, crude oil, refined petroleum, renewable fuels and natural gas prices, and refining, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for renewable fuels; potential liability from pending or future litigation; liability for remedial actions, including removal and reclamation obligations under existing or future environmental regulations; unexpected changes in costs for constructing, modifying or operating the company’s facilities; the company’s ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we have announced or may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected difficulties in manufacturing, refining or transporting the company’s products; the level and success of drilling and production volumes around the company’s midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for the company’s products; failure to complete construction of capital projects on time or within budget; the company’s ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact the company’s ability to repurchase shares and declare and pay dividends; potential disruption of the company’s operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to the company’s asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to the company’s business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting the company’s businesses generally as set forth in the Company’s filings with the Securities and Exchange Commission. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Equity Purchase Agreement, dated as of January 6, 2025, by and among P66, SCM EPIC, Dos Rios and Y-Grade Holdings.*

99.1	Press Release, dated as of January 6, 2025 (furnished under Item 7.01).

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

The schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS 66

Date: January 7, 2025	By:	/s/ Vanessa A. Sutherland
	Name:	Vanessa A. Sutherland
	Title:	Executive Vice President